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                                                                       EX-99.B.9


                         Opinion and Consent of Counsel

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AMERICAS

US Legal Services

Michael A. Pignatella
Counsel
Phone:  860-273-0261
Fax:  860-273-3227
PignatellaM@ING-AFS.com

April 23, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE: NORTHERN LIFE INSURANCE COMPANY AND ITS SEPARATE ACOUNT ONE POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM N-4 PROSPECTUS TITLE: ADVANTAGE RIA ANNUITY INDIVIDUAL DEFERRED
                          VARIABLE/FIXED ANNUITY CONTRACTS
       FILE NOS.: 333-32948 AND 811-9002

Dear Sir or Madam:

The undersigned serves as counsel to Northern Life Insurance Company, a Washington life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I have reviewed the N-4 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 1 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.







Hartford Site                            ING North America Insurance Corporation
151 Farmington Avenue, TS31
Hartford, CT 06156-8975


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I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, and, assuming the Securities are sold in accordance with the provisions of the prospectus, I am of the opinion that the Securities being registered will be legally issued and will represent binding obligations of the Company.

I consent to the filing of this opinion as an exhibit to the Registration Statement.


Sincerely,


/s/ Michael A. Pignatella
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Michael A. Pignatella